1 144 Note only
2 Temp Reg S Note only
3 Perm Reg S Note only

Exhibit 4.3
[FORM OF NOTE]
(Face of Senior Note)
[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture and the Officer’s Certificate]
[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture and the
Officer’s Certificate]
[Insert the Temporary Regulation S Note Legend, if applicable pursuant to the provisions of the
Indenture and the Officer’s Certificate]
[Insert the Definitive Notes Legend, if applicable pursuant to the provisions of the Indenture and the Officer’s Certificate]
CUSIP NUMBER:
ISIN NUMBER:
FIRSTENERGY TRANSMISSION, LLC
4.750% SENIOR NOTES DUE 2033
No. [A-1]1[TS-1]2[S-1]3
$_______________
FIRSTENERGY TRANSMISSION, LLC, a Delaware limited liability company, for value received, hereby promises to pay to [if Definitive Note:____________] / [if Global Note:
CEDE & CO.] or registered assigns, the principal sum of ______________ Dollars [if Global
Note: or such greater or lesser amount as may from time to time be endorsed on the Schedule of
Exchanges of Interests in the Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Senior Notes (as defined herein) authenticated pursuant to Section 303 of the Indenture referred to below and then outstanding)] on the Stated Maturity specified below.
Original Issue Date:  August 13, 2025
Stated Maturity: January 15, 2033
Interest Rate:  4.750%

Interest Payment Dates: January 15 and July 15, commencing on January 15, 2026
Regular Record Dates:  The Business Day immediately preceding each Interest Payment
Date so long as this Senior Note is issued as a Global Security in book-entry only form, otherwise the fifteenth calendar day next preceding each Interest Payment Date (whether or not a
Business Day).
[Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, FirstEnergy Transmission, LLC has caused this instrument to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.

FIRSTENERGY TRANSMISSION, LLC
By:_____________________________________ Name: Steven R. Staub Title: Vice President and Treasurer
ATTEST:
By:_____________________________________ Name: Karen Sealy Title: Corporate Secretary
CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes of the series herein designated, therein referred to in the within-
mentioned Indenture.
Dated:  ________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By: ___________________________________ Authorized Signatory

(Back of Senior Note)
FIRSTENERGY TRANSMISSION, LLC
4.750% SENIOR NOTES DUE 2033
Capitalized terms used herein shall have the meanings assigned to them in the
Indenture referred to below and the Officer’s Certificate establishing the Senior Notes pursuant to Section 301 of the Indenture unless otherwise indicated.  These Securities are general obligations of the Company as described in the Indenture.
1.Interest.  FIRSTENERGY TRANSMISSION, LLC, a Delaware limited liability company (the “Company”), promises to pay interest from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on January 15, 2026, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment.  No interest shall accrue at Maturity, so long as the principal amount of this Senior Note is paid at Maturity.  The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Stated Maturity, or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Senior
Note is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date; and provided, that interest payable on the Stated Maturity specified above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the
Holder on such Regular Record Date and shall be paid to the Person in whose name this Senior
Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date.  Payment of principal of, interest and premium, if any, on this Senior Note shall be payable pursuant to Section 601 of the Indenture.
Upon the occurrence, if any, of the events set forth in the Registration Rights Agreement
(as defined in the Officer’s Certificate establishing the Senior Notes pursuant to the Indenture), the Company shall pay additional interest on this Senior Note, which shall accrue at a rate of
0.25% for the first 90-day period after the date of such event and increased by an additional
0.25% for each subsequent 90-day period thereafter, up to a maximum additional interest rate of
0.50% per annum over the interest rate otherwise then applicable for this Senior Note, as set forth in the Registration Rights Agreement (“Additional Interest”). The Company shall pay all
Additional Interest, if any, on the applicable interest payment date described herein in the same manner as interest is paid on this Senior Note. Unless context otherwise requires, for the avoidance of doubt any references to “interest” with respect to this Senior Note herein, in the
Indenture or in the Officer’s Certificate establishing the Senior Notes pursuant to the Indenture shall include any Additional Interest that may be payable pursuant to this paragraph.
No reference herein to the Indenture and no provision of this Senior Note or of the
Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Senior
Note at the times, place, and rate, in the coin or currency, and in the manner, herein prescribed.
As used herein, “Business Day” shall mean each day that is not a day on which banking institutions or trust companies in the City of St. Paul and State of Minnesota, or in the city where the Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close.
2.Method of Payment.  Payment of the principal of and premium, if any, on this
Senior Note and interest hereon at the Stated Maturity shall be made upon presentation of this
Senior Note to our designated agent at the Place of Payment, U.S. Bank Corporate Trust Services,
located at 111 Fillmore Ave. East, St. Paul, MN 55107, or at such other office or agency as may be designated for such purpose by the Company from time to time.  Payment of interest, if any, on this Senior Note (other than interest at the Stated Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that (a) if such Person shall be a securities depositary, such payment may be made in immediately available funds by wire transfer to such account as may have been designated in writing by such securities depositary and (b) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of Senior Notes of this series such payment may be in immediately available funds by wire transfer to such account as may have been designated in writing by the
Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures.  Any such designation for wire transfer purposes shall be made by filing the appropriate information with our designated agent, U.S. Bank Corporate Trust
Services, at 111 Fillmore Ave. East, St. Paul, MN 55107, not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments at Maturity) with respect to this Senior Note payable to such Holder.  Payment of the principal of and premium, if any, and interest, if any, on this Senior Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
If any Interest Payment Date, any Redemption Date, or the Stated Maturity shall not be a
Business Day (as hereinafter defined), payment of the amounts due on this Senior Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such next succeeding Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as
the case may be, to such Business Day.
3.Paying Agent and Security Registrar.  Initially, U.S. Bank Trust Company,
National Association (as successor in interest to U.S. Bank National Association), the Trustee under the Indenture, will act as Paying Agent and Security Registrar.  The Company may change any Paying Agent or Security Registrar without notice to any Holder.  The Company or any of its subsidiaries may act in any such capacity; provided that if the Company or such subsidiary is acting as Paying Agent, the Company or such subsidiary shall segregate all funds held by it as
Paying Agent and hold them in a separate trust fund for the benefit of the Holders.

4.Registration of Transfer and Exchange.  As provided in the Indenture and the
Officer’s Certificate establishing the Senior Notes pursuant to the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security
Register, upon surrender of this Senior Note for registration of transfer at the office of our designated agent, U.S. Bank Corporate Trust Services, located at 111 Fillmore Ave. East, St.
Paul, MN 55107, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
No service charge shall be made for any such registration of transfer or exchange, but the
Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Senior Note for registration of transfer, the Company, the
Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Senior Note is registered as the absolute owner hereof for all purposes, whether or not this Senior
Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
5.Indenture.  This Senior Note is a Global Security in respect of a duly authorized issue of Securities of a series designated as the 4.750% Senior Notes due 2033 (the “Senior
Notes,” which term includes any Global Security representing such Senior Notes) of the
Company, and issued under the Indenture (For Unsecured Debt Securities), dated as of May 19,
2014 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular securities, being herein called the “Indenture”), between the Company and U.S. Bank
Trust Company, National Association (as successor in interest to U.S. Bank National
Association), under which U.S. Bank Trust Company, National Association is trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which
Indenture and all indentures or officer’s certificates supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties, and immunities of the
Company, the Trustee, and the Holders of the Senior Notes and all other Securities thereunder and of the terms and conditions upon which the Senior Notes are, and are to be, authenticated and delivered.  The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.  This Global
Security has been issued in respect of the Senior Notes of the series designated as set forth above.
6.Optional Redemption. The Senior Notes will be redeemable in whole or in part, at the Company’s option, at any time prior to the Par Call Date (as defined below) on at least
10 days’, but not more than 60 days’, prior notice mailed to the registered address of each Holder of the Senior Notes.  The Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) will be equal to the greater of:
(a)(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (ii) interest accrued to the Redemption
Date; and
(b)100% of the principal amount of the Senior Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the
Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of
Governors of the Federal Reserve System), on the third Business Day preceding the Redemption
Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal
Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities – Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the
Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the
Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on
H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the
Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the
Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single
Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such
Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second
Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United
States Treasury security maturing on the Par Call Date but there are two or more United States
Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call
Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States
Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m.,
New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Par Call Date” means November 15, 2032 (the date that is two months prior to the scheduled maturity date of the Senior Notes).
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to determine the Redemption Price.
On and after the Redemption Date, interest will cease to accrue on Senior Notes or any portion of the Senior Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest).  On or before the Redemption Date, the
Company will deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Senior Notes to be redeemed on such date.  If less than all the Senior
Notes are to be redeemed, the Senior Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.
7.Mandatory Redemption.
The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.
8.Notice of Redemption.  Notice of redemption shall be given by mail to Holders of
Senior Notes, not less than 10 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Senior Notes to be redeemed on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem such Senior Notes.
In the event of redemption of this Senior Note in part only, a new Senior Note or Senior
Notes of this series, of like tenor, representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
9.Restrictions on Transfer. Each Holder shall be deemed to understand that, on any proposed resale of any Senior Notes pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions, and other information as the
Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

10.Denominations, Transfer, Exchange.  The Senior Notes of this series are issuable only as registered Senior Notes, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this same series and tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Senior Note or Senior Notes to be exchanged at the Corporate Trust
Administration Office of our designated agent, U.S. Bank Corporate Trust Services, 111
Fillmore Ave. East, St. Paul, MN 55107, or such other office or agency as may be designated by the Company from time to time.
11.Amendment, Supplement and Waiver.  The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding under the Indenture; provided, however, that if there shall be Securities of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of any such series, then the consent of the Holders of only a majority in aggregate principal amount of the outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the
Holders of Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities then outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
12.Defaults and Remedies.  If an Event of Default with respect to the Senior Notes of this series shall occur and be continuing, the principal of this Senior Note may be declared due and payable in the manner and with the effect provided in the Indenture.
13.No Recourse Against Others.  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Senior
Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant, or agreement under the
Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, shareholder, member, manager, officer or director, as such, past, present,

or future of the Company or of any predecessor or successor Corporation (either directly or through the Company, or a predecessor or successor Corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and this Senior
Note are solely obligations of a limited liability company and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.
14.Authentication.  Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
15.CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:
FirstEnergy Transmission, LLC
341 White Pond Drive
Akron, Ohio 44320-1119
Attention:  Treasurer
Telephone: (800) 633-4766
16.Discharge and Defeasance.  As provided in the Indenture and subject to certain limitations therein and herein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer outstanding thereunder, and, at the election of the Company and upon the satisfaction of certain additional requirements set forth in the Indenture, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company) in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest, if any, on this Senior Note when due.
17.Merger, Consolidation.  The Indenture contains terms, provisions, and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Senior
Notes and all other Securities and to the release and discharge of the Company in certain circumstances, from such obligations.

18.Governing Law.  The Indenture and the Securities, including the Senior Notes, shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.
4 Transfers of beneficial interests in this security may be made only to another global security of the same series or as otherwise permitted by applicable securities laws.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
4.750% SENIOR NOTE DUE 2033
FOR VALUE RECEIVED, the undersigned sells, assigns, and transfers unto
_____________.
PLEASE INSERT EMPLOYER IDENTIFICATION NUMBER, SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:  __________________________________
Name and address of assignee must be printed or typewritten:
__________________________________________________
__________________________________________________
__________________________________________________
$_____________________________________________________________________________
principal amount of or beneficial interests4 in the within Senior Note of the Company and does hereby irrevocably constitute and appoint ____________________________ to transfer the said principal amount of or beneficial interests in said Senior Note on the books of the within-named
Company, with full power of substitution in the premises.
The undersigned certifies that said principal amount of or beneficial interests in said
Senior Note are being resold, pledged, or otherwise transferred as follows:  (check one)
☐to the Company;
☐pursuant to an exemption from registration provided by Rule 144 under the
Securities Act of 1933, as amended (the “Securities Act”) (if available);
☐to a Person whom the undersigned reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (“Rule 144A”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;
☐in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;
☐as otherwise permitted by the non-registration legend appearing on this Senior
Note; or

☐as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows:  [describe] _______________

Dated:	Signature:
Print name:
Unless one of the boxes is checked, the Trustee will refuse to register any of the Senior
Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if the second or fifth box is checked, the Company or the
Trustee may require, prior to registering any such transfer of the Senior Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
NOTICE.  The signature to this assignment must correspond with the name as written upon the face of the Senior Note in every particular without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEE.  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or
such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of
1934, as amended.

TO BE COMPLETED BY PURCHASER IF THIRD BOX ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to
Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[Include if Global Note]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian